UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2012

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-398	56-0292920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 Ballantyne Corporate Place, Suite 900, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The information contained in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the proposed acquisition (the “Acquisition”) by S-L Snacks National, LLC, a North Carolina limited liability company and indirect wholly owned subsidiary of Snyder’s-Lance, Inc. (“S-L Snacks”), of all of the issued and outstanding shares and membership interests of Snack Factory, LLC, a New Jersey limited liability company (“Snack Factory”), Princeton Vanguard, LLC, a Delaware limited liability company (“Vanguard”) and VMG Snack Factory Blocker, Inc., a Delaware corporation (“VMG Blocker” and, collectively with Snack Factory and Vanguard, the “Target Companies”) pursuant to the Stock and Membership Interest Purchase Agreement by and between Snyder’s-Lance, Inc. (the “Company”), S-L Snacks, the Target Companies, and the sellers named therein, dated as of September 3, 2012 (the “Purchase Agreement”), the Company entered into a term loan credit agreement, dated as of September 26, 2012 (the “Credit Agreement”), with each of the lenders named therein, Bank of America, N.A., as administrative agent, and Manufacturers and Traders Trust Company, as syndication agent.

The Credit Agreement provides for term loans of up to a maximum aggregate principal amount of $325 million. Subject to the satisfaction of certain conditions in the Credit Agreement, the lenders will initially make loans (the “Term Loans”) to the Company under the Credit Agreement on the date of the Acquisition (the “Funding Date”). The Credit Agreement terminates on the fourth anniversary of the Funding Date, unless terminated earlier in accordance with its terms (the “Termination Date”).

The obligations of the lenders to make Term Loans under the Credit Agreement on the Funding Date are subject to certain conditions, which must be satisfied on or before December 31, 2012, including, among others, (i) evidence that all existing indebtedness of the Target Companies and their subsidiaries will be paid in full, (ii) evidence, including certification, that the Company is in pro forma compliance with its financial and certain other covenants under the Credit Agreement, after giving effect to the Acquisition and funding under the Credit Agreement; and (iii) consummation of the Acquisition concurrently with the making of the Term Loans. In the event that such conditions are not satisfied and the Funding Date has not occurred by December 31, 2012, the Credit Agreement and all obligations of the lenders thereunder will terminate.

The Company will be required to make (i) quarterly installment payments on the aggregate principal amount of all outstanding Term Loans and (ii) interest payments on each Term Loan in arrears on specified payment dates set forth in the Credit Agreement. All outstanding principal and interest under the Term Loan must be paid by the Termination Date. The Credit Agreement contains certain mandatory and optional prepayment provisions.

Borrowings under the Credit Agreement will bear interest at rates equal to (i) a Eurodollar rate plus an applicable margin specified in the Credit Agreement or (ii) a base rate plus an applicable margin specified in the Credit Agreement. The applicable margin added to the Eurodollar rate or base rate, as the case may be, is subject to adjustment after the end of each fiscal quarter based on changes in the Company’s adjusted total debt-to-EBITDA ratio. The Company will pay arrangement and agency fees, an upfront fee and a specified ticking fee based on the amount of each lender’s commitment under the Credit Agreement. The ticking fee payable to the lenders will accrue from September 26, 2012 until the Funding Date.

The Credit Agreement contains customary representations, warranties and covenants that are substantially similar to those in the Company’s existing Credit Agreement dated as of December 7, 2010. The financial covenants include a maximum total debt to EBITDA ratio and a minimum interest coverage ratio. Other covenants include, but are not limited to, limitations on: (i) liens, (ii) dispositions of assets, (iii) mergers and acquisitions, (iv) loans and investments, (v) subsidiary indebtedness, (vi) transactions with affiliates and (v) certain dividends and distributions.

The Credit Agreement contains customary events of default, including a cross default provision and a change of control provision. If an event of default occurs prior to the Funding Date, the obligations of the lenders to make Term Loans shall terminate. If an event of default occurs on or after the Funding Date, the Company may be required to repay all amounts outstanding under the Credit Agreement.

The investment and commercial banking firms that are parties to the Credit Agreement or their affiliates have performed in the past, and may perform in the future, banking, investment banking, and/or advisory services for the Company and its affiliates from time to time for which they have received, or will receive, customary fees and expenses.

The Company intends to use the cash and proceeds from the Credit Agreement to (i) finance the Acquisition, (ii) fund working capital associated with the Acquisition, (iii) refinance outstanding indebtedness of the Target Companies and their subsidiaries, and (iv) pay finance fees, costs and expenses arising from or related to the Acquisition, the Credit Agreement or other related documents and transactions.

On October 1, 2012, the Company, each of the requisite lenders under the Credit Agreement, and Bank of America, N.A., in its capacity as administrative agent for the lenders, entered into Amendment No. 1 to the Credit Agreement (“Amendment No. 1”). Amendment No. 1 provides that the evidence of pro forma compliance (as described above) by the Company will include evidence and certification by the Company that it was in pro forma compliance with its financial and certain other covenants under the Credit Agreement as of the end of its most recent fiscal quarter completed prior to the Funding Date.

The foregoing summaries of the Credit Agreement and Amendment No. 1 are not complete and are qualified in their entirety by reference to the full text of the Credit Agreement and Amendment No. 1, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Term Loan Credit Agreement, dated as of September 26, 2012, among the Company, each of the lenders named therein, Bank of America, N.A., as administrative agent, and Manufacturers and Traders Trust Company, as syndication agent, filed herewith

10.2	Amendment No. 1 to Term Loan Credit Agreement, dated as of October 1, 2012, among the Company, Bank of America, N.A., in its capacity as administrative agent for the lenders, and each of the requisite lenders pursuant to the terms of the Credit Agreement, filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S-LANCE, INC.

Date: October 1, 2012	By:	/s/ Rick D. Puckett
Rick D. Puckett
Executive Vice President, Chief Financial Officer and Treasurer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
September 26, 2012	0-398

SNYDER’S-LANCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Term Loan Credit Agreement, dated as of September 26, 2012, among the Company, each of the lenders named therein, Bank of America, N.A., as administrative agent, and Manufacturers and Traders Trust Company, as syndication agent, filed herewith

10.2	Amendment No. 1 to Term Loan Credit Agreement, dated as of October 1, 2012, among the Company, Bank of America, N.A., in its capacity as administrative agent for the lenders, and each of the requisite lenders pursuant to the terms of the Credit Agreement, filed herewith